UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2018

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive Suite 500 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2018, the Board of Directors of MEI Pharma, Inc. (the “Company”) approved the promotion of David M. Urso, J.D. to Chief Operating Officer, effective immediately.

Mr. Urso has been the Company’s Senior Vice President of Corporate Development and General Counsel since March 2014. In addition to his new position, Mr. Urso will retain his existing responsibilities. The information with respect to Mr. Urso required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K set forth in the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders held on November 30, 2017 filed with the Securities and Exchange Commission on October 16, 2017 (the “Proxy Statement”) is hereby incorporated by reference herein.

In connection with the promotion, Mr. Urso’s annual base salary has increased to $426,000. His annual target bonus will remain 40% of his annual base salary and will apply to the increased base salary for the Company’s fiscal year ending June 30, 2019. The Company and Mr. Urso also entered into an amendment to the terms of his Employment Letter, dated March 6, 2014 (the “Employment Agreement”) pursuant to which the cash compensation payable to Mr. Urso in connection with a termination of his employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Urso with Good Reason (as defined in the Employment Agreement) increased from nine months of his annual base salary to twelve months of his annual base salary and the portion of his options the vesting of which would be accelerated in connection therewith increased from the number of shares as to which such options would vest during the nine months following termination of employment to the number of shares as to which such options would vest during the twelve months following termination of employment. Mr. Urso also received an award of 220,000 options to purchase shares of the Company’s common stock at an exercise price of $4.28, of which 90,000 of such options were granted in connection with his promotion and 130,000 of such options were granted as annual compensation. Except as described in this paragraph, the terms of Mr. Urso’s compensation remain unchanged from the terms described in the Proxy Statement, the description of which is hereby incorporated by reference herein.

Item 8.01. Financial Statements and Exhibits.

On July 16, 2018, the Company issued a press release announcing Mr. Urso’s promotion. A copy of the press release is filed as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1, dated July 12, 2018, to the Employment Letter dated March 6, 2014, between MEI Pharma, Inc. and David M. Urso.

99.1	Press release dated July 16, 2018 announcing the promotion of David M. Urso.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI Pharma, Inc.

Date: July 16, 2018	By:	/s/ Daniel P. Gold
	Name:	Daniel P. Gold
	Title	Chief Executive Officer